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                                                                    EXHIBIT 10.7

                            SHARE PURCHASE AGREEMENT


                                   OLICOM A/S
                             (A/S reg.no. 101.733)

                      - hereinafter called "the Vendor" -

                                      and

                               NILEX SYSTEMS APS
                             (ApS reg.no. 100.247)

                     - hereinafter called "the Purchaser" -


have today entered into the following Agreement concerning the Purchaser's acquisition of the entire share capital ("the Shares") of OLICOM VENTURES A/S (A/S reg.no. 61.269) ("the Company").

NOW IT IS HEREBY AGREED as follows:


1.       SALE AND PURCHASE OF SHARES

1.1. The entire registered share capital of the Company is DKK 300,000 issued as A-shares in the amount of DKK 150,000 and B-shares in the amount of DKK 150,000.

1.2. The Vendor agrees as owner to sell all the Shares, and the Purchaser agrees to purchase the same, on the Completion Date free and clear from any encumbrances and other adverse interests except for the rights stipulated for in Section 3.2. and with the benefit of all rights for the consideration specified below and subject to the terms and conditions of this Agreement.

1.3. The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the sale and purchase of all the Shares is completed contemporaneously.

1.4. The Shares and the Company's shares in Contex shall forthwith upon signature of this Agreement be deposited with Advokatfirmaet O. Bondo Svane, Trondhjems Plads 3, DK-2100 Kebenhavn E., duly endorsed for transfer to be released to the Purchaser as stipulated in Sections
         3.1. and 3.3.
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2.       THE PURCHASE PRICE AND ACQUISITION FINANCIAL STATEMENT

2.1. The purchase price for the company's Shares and the "Debtnote to the Mothercompany" has been agreed to:

         Total purchase price of                            DKK 41,000,000

2.2. The Company is a holding company and the purchase price has therefore been based on a valuation of the only asset transferred in this transaction, the Company's shares in Contex A/S (A/S reg. no. 177.072) including goodwill.

2.3. The audited financial statement of the Company at the end of fiscal 1995 Schedule 1 contains assets and liabilities that are not subject to this Acquisition. The Vendor shall before or at completion arrange that all other assets than those mentioned in Section 2.2. are disposed of, and that the Company has no liabilities other than "tax payable", "The Debtnote to the Mothercompany", "Share Capital" and "Reserves". The balance sheet of "the Acquisition Financial Statement" shall thus contain nothing but the following:

    Assets as of 30 September 1995                                                          DKK
    ------------------------------
    1.       Shares in Contex in the nominal
               amount of DKK 427,700  . . . . . . . . . . . . . . . . . . . . . . . . .     20.350.448
    2.       Concern goodwill in Contex . . . . . . . . . . . . . . . . . . . . . . . .      5.136.865
    3.       Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              0


             Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25.487.313


             Liabilities:
             ------------

    A.       Share capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        300.000
               Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21.272.724
               Carried forward  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.560.715
               Total Equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24.133.439
    B.       Debtnote to Mothercompany (Olicom A/S) . . . . . . . . . . . . . . . . . .      1.353.874
               Tax liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              0
               Total Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .     25.487.313

2.4. The 1993 and 1994 financial statements of the Company are attached hereto as Schedule 2. All assets and liabilities except for those contained in Section 2.3. above shall have been disposed of, paid or otherwise removed from the balance sheet of the Company as at completion.





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2.5.     The 1995 financial statements and the Acquisition Financial Statement shall be audited by the Company's auditors, Revisionsfirmaet Ernst & Young A/S, who shall verify that the Acquisition Financial Statement is in accordance with Sections 2.2. and 2.3. The Annual Financial Statement for 1995 and the Acquisition Financial Statement shall be available and signed by the Company's auditors not later than 2 weeks after the Completion Date.

2.6. The Purchaser warrants that the tax obligations of the Company will be met in a timely manner. Olicom warrants that the Company's tax obligation is zero.


3.       TERMS OF PAYMENT AND SECURITY

3.1. The purchase price shall be paid in two installments by the Purchaser as follows:

         (a)     DKK 15.000.000, cash on the Completion Date.

         (b) DKK 26.000.000, to be paid no later than 30 days after Completion, provided none of the representations and warranties have become effective in a relevant manner.

         The installment (b) shall carry 4,0% p.a. interest in favor of the Vendor from the Completion Date.

3.2. Until payment of the installment as per Section 3.1. (b) the Vendor shall retain a security interest in the Shares, whereas the Purchaser after Completion Date will assume a proxy to vote on behalf of the Company at the ordinary general assembly of Contex to be held at January 31, 1996, where a special dividend will be declared to the shareholders of Contex. During the interim period until second installment Section 3.1 (b) the Purchaser will assume operational power in conjunction with the Vendor.

3.3. The Purchaser shall have the right to withhold a relevant portion of the installment as per Section 3.1. (b), should the Acquisition Financial Statement contain other liabilities or assets than those shown in Section 2.3.

4.       COMPLETION

4.1. Completion shall take place on January 23, 1996 ("the Completion Date"). Each of the conditions set out in Section 5.2. below shall have been satisfied or waived.





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4.2.     At Completion the Vendor shall deliver to the Purchaser:

         (a) the Company's "vedtaegter" (Articles of Association), "registreringsbevis" (resume from the Registrar of Companies confirming the registration of the Company), "aktionaer-fortegnelse" (the Company's register of shareholders) and all "protokoller" (protocols containing all minutes of shareholders meetings) and all other documentation that is to remain with the Company;

         (b) duly executed registration form for notification of the transfer to "Statsskattedirektoratet" (the tax authorities);

         (c) the written resignation of all shareholder elected directors containing acknowledgments to the effect that such directors have no claim against the Company for compensation for loss of office or otherwise;

         (d) copies of documentation on Contex A/S; "vedtaegter" (Articles of Association") and "registreringsbevis" (resumes from the Registrar of Companies confirming the registration of Contex A/S;

4.3. The Purchaser shall on Completion Date, after receipt of the required material regarding the Company, execute payment of the first installment of the purchase price, cf. Section 3.1. (a).

4.4 The Purchaser agrees, that the Purchaser in no manner whatsoever can use the name "Olicom Ventures" or derivatives thereof and that the Company should not in the future be linked to the Olicom group, and that the Purchaser will take immediate steps to change the name of the Company in the Articles of Association.

4.5 The Purchaser is aware that the Company is formally a registered development company with the Ministry of Commerce under the Vendor's authorization and that the Vendor will apply for the Ministry's accept of a transfer of the developing activities and the government guarantee to another legal entity appointed by Olicom. The parties expect to have the information regarding this no later than January 25, 1996. If the transfer is refused by the Ministry the Parties agree to negotiate in good faith in order to reach a solution.

5.       REPRESENTATION AND WARRANTIES

5.1. Subject to the matters disclosed in this Agreement and the Schedules hereto, the Vendor hereby represent and warrant that:





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         (1)     Acquisition Financial Statement

                 The Company has no assets or liabilities other than those shown in the Acquisition Financial Statement.

         (2)     Contex A/S

                 The Vendor is the rightful owner of the Company and the Company's shareholding in Contex. With regard to the business activities of Contex, the Vendor will refer to a written declaration from the Managing Director of Contex which is expected to be available no later than January 25, 1996 (Schedule 3). The Purchaser has detailed knowledge about Contex and the Vendor sells the shares in Contex "as is", hereunder without any liability for the contents of or the correctness of the declaration from the Managing Director of Contex.

5.2. The Purchaser is fully informed about the shareholders agreement in force between the shareholders of Contex and the restrictions therein, including preemption rights.

6.       DELAY, BREACH ETC.

6.1. If at any time at or before Completion the Vendor fail to comply with all or any of their obligations including without limitation the obligations to be performed on or within 2 weeks after the Completion Date in accordance with Sections 4 and 6 hereof, then the Purchaser may by written notice to the Vendor elect:

         (i)     to rescind this Agreement, or

         (ii) to fix (on one or more subsequent occasions) a new date for completion in which event the terms of this Agreement (including all the remedies available to the Purchaser) shall continue to apply as if the date for completion so fixed was the Completion Date already specified in Section 4 hereof.

6.2. If the Purchaser does not pay the full purchase price on time, the transaction can be terminated by the Vendor without further notice. In case of termination the Purchaser shall pay the Vendor's reasonable costs and expenses and compensate the Vendor for losses in accordance with the Danish legal practice. The Vendor's re- payment of any amount paid by the Purchaser under Section 3.1. (a) shall be made.





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7.       ANNOUNCEMENTS

7.1. Both before and after Completion the Vendor and the Purchaser shall consult together as to the terms, time and manner of any announcements to shareholders, employees, customers, suppliers or to the press or otherwise of the sale and purchase hereby agreed or of any supplemental or ancillary transaction.

7.2. No such announcement shall be made except in mutually agreed terms save (in the absence of agreement) for any statement or disclosure which may be required by law, including SEC and Nasdaq regulations or standards, and any such statement or disclosure shall be no more extensive than is necessary to meet the minimum requirements imposed upon the party making such statement or disclosure.

8.       EXPENSES

         Each party shall pay its own expenses including legal fees, except the share transfer duty which will be split between the Vendor and the Purchaser.

9.       GOVERNING LAW

9.1. This Agreement shall be governed by and construed in accordance with Danish law, and the parties hereby submit any disputes to arbitration under the rules of Det Danske Voldgiftinstitut to be held in Copenhagen as regards any claim or matter arising under this Agreement.





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Vendor:                                   Purchaser:

for Olicom A/S                            for Nilex Systems ApS

Date: January 23, 1996                    Date: January 23, 1996
      ---------------------------               -------------------------------



Name:    /s/Jan Bech                      Name:   /s/ Lars Stig Nielsen
      ---------------------------              --------------------------------



Name:    /s/Bo Vilstrup                   Name:   /s/ Asbjorn Smitt
     ----------------------------              --------------------------------



Name:    /s/Lars Stig Nielsen
      ---------------------------





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